Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Hunter R. Hollar, Philip J. Mantua and Ronald E. Kuykendall as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned’s name as a director of Sandy Spring Bancorp, Inc. (“Bancorp”), and in any other capacity of Bancorp indicated below, the Registration Statement on Form S-4 to be filed by Bancorp with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance of shares of Bancorp common stock to shareholders of Potomac Bank of Virginia (“Potomac”) pursuant to that certain Agreement and Plan of Merger dated as of October 10, 2006, as may be amended from time to time, by and among Bancorp, Potomac and Sandy Spring Bank, and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute(s), may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have respectively signed this power of attorney as of the date set forth opposite the name of the undersigned.

/s/ John Chirtea	Director	November 15, 2006

John Chirtea

/s/ Mark E. Friis	Director	November 15, 2006

Mark E. Friis

/s/ Susan D. Goff	Director	November 15, 2006

Susan D. Goff

/s/ Solomon Graham	Director	November 15, 2006

Solomon Graham

/s/ Gilbert L. Hardesty	Director	November 15, 2006

Gilbert L. Hardesty

/s/ Hunter R. Hollar	President and Chief Executive Officer, Director	November 15, 2006

Hunter R. Hollar

/s/ Pamela A. Little	Director	November 15, 2006

Pamela A. Little

/s/ Charles F. Mess	Director	November 15, 2006

Charles F. Mess

/s/ Robert L. Mitchell	Director	November 15, 2006

Robert L. Mitchell

/s/ Robert L. Orndorff, Jr.	Director	November 15, 2006

Robert L. Orndorff, Jr.

/s/ David E. Rippeon	Director	November 15, 2006

David E. Rippeon

/s/ Craig A. Ruppert	Director	November 15, 2006

Craig A. Ruppert

/s/ Lewis R. Schumann	Director	November 15, 2006

Lewis R. Schumann

/s/ W. Drew Stabler	Director, Chairman of the Board	November 15, 2006

W. Drew Stabler